UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[__]	Preliminary Information Statement
[__]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)
[X ]	Definitive Information Statement

SOFTWALL EQUIPMENT CORP..

(Name of Registrant as Specified In Its Charter)

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[ X ] No fee required

[__] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[__] Fee paid previously with preliminary materials.

[__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable

(2) Form, Schedule or Registration Statement No.: Not Applicable

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(4) Date Filed: Not Applicable

SOFTWALL EQUIPMENT CORPORATION

11602 Colchester Drive

Sandy, Utah 84092

NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR YOUR VOTE AND

YOU ARE NOT REQUESTED TO SEND THE COMPANY A PROXY.

Purpose of Information

This Information Statement, which is being mailed on or about April 2, 2002 to the holders of shares of the Common Stock, par value $.001 per share (the "Common Stock"), of Softwall Equipment Corporation, a Utah Corporation (the "Company"), is being furnished in connection with the calling of a special meeting of the shareholders for the purpose of authorizing a reverse split of the Company's common stock and a change of the Company's name.

Because shareholders holding a majority of the shares are in favor of the following action, proxies are not being solicited in this matter.

Date, time and Place of Meeting.

A special meeting of the shareholders of the Company will be held April 23, 2002 at 8:30 a.m. at the law office of Cletha Walstrand, which is located at 8 East Broadway, Suite 609, Salt Lake City, Utah 84111, and the phone number at that address is (801) 363-0890.

No Dissenter's Rights of Appraisal.

The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the special meeting.

Voting Securities and Principal Holders Thereof;

Interest of Certain Person in Matters to be Acted Upon

1. Share information.

As of the record date, November 17, 2001, there were approximately 14,145,500 shares of stock that the shareholders will be entitled to vote on. Each outstanding share of Common Stock is entitled to one vote.

The following table sets forth certain information with respect to persons known to the Company to own beneficially more than five percent (5%) of the Company's voting securities, as of the record date, and persons who have served and/or are still serving as directors of the Company since the beginning of the last fiscal year, and the directors and officers of the Company as a group.

                                                             Amount and
                                                    Position Nature of Percent
                       Title of Name and Address of with Beneficial of
Class Beneficial                          Owner Company Ownership Class

Common                 Randall Peterson                 Pres./ Dir.     12,401,260        87.66

Common                Roger Brockbank                 VP/Dir.          519,000          ..0036

Common               Sally Peterson                     (1) Tres./Dir.    12,401,260      87.66

(1) Includes shares owned by husband Randall Peterson.

Management as a group (three)                                                12,920,260      91.33

2. Changes in Control.

The Company has entered into an agreement for the acquisition of California corporation U.S. Technical Consultants Incorporated. As a result of the transaction, U.S. Technical will become a wholly-owned subsidiary of Softwall. Prior to the acquisition Softwall will effect a 100 to 1 reverse split. Pursuant to the transaction and after the stock split, the shareholders of U.S. Technical will be issued six million shares of Softwall's common stock and they will become the controlling shareholders of Softwall. Following closing of the acquisition, Softwall will have approximately 8,653,750 shares issued and outstanding. In connection with the transaction, the Softwall will change its name to U.S. Technical Group, Inc. and obtain a new trading symbol.

U.S Technical was founded in 1994 and is an aircraft-engineering & FAA certification firm for transport category aircraft and executive jets. Headquartered in Fullerton, California, has offices in Dallas, Atlanta and Seattle and employs approximately 125 people. U.S. Technical provides parts and engineering services to transport aviation on aircraft such as the Boeing 727, 737, 747, 757, 767, the DC-8, 9 and 10, the MD 11 and 80, the Airbus 300, 320, 330 and 340, the CRJ and the ERJ.

In connection with the acquisition, William E. Thomas will be appointed to the Board of Directors to fill a vacancy. Mr. Thomas has spent over 40 years in the Aviation Industry dating back to the late 1950s. He founded United Aviation Resources in February of 1994 and merged it with U.S. Technical Consultants Incorporated in July 1994. U.S. Technical was incorporated in 1991. Prior to U.S. Technical, Mr. Thomas worked for 12 years at Elsinore Aerospace as Vice President, and then President/COO. Elsinore Aerospace was engaged in aircraft maintenance/engineering and airline terminal services. Prior to Elsinore Aerospace, Mr. Thomas worked for Hudson General Corp. for 8 years as Vice President of Sales and Vice President/General Manager. Hudson General provided aviation and airline services as well aircraft maintenance. Previous to Hudson General, Mr. Thomas was employed by the Nordskog Company, Zero Mfg. and International Flight Service and held multiple management positions at these companies including engineering, maintenance, operations, sales and administration.

Matters to be Voted On

Shareholders will vote on the following matters:

 1. Reverse Split. During the second week of February the Company's stock is was quoted at $.09 with little or no volume. Based upon current market conditions and NASDAQ listing requirements, and brokerage firm interest in low priced securities, management has determined that it is in the Company's best interest to reorganize its capital structure through, in part, effectuating a reverse split. The Board is seeking authority form the shareholders to effectuate a 100 to 1 reverse split.

Fractional shares will be rounded up to the nearest full share. No certificate will be reversed below one hundred shares and no certificate less than one hundred shares will be reversed. As existing stock certificates are sent in for transfer they will be replaced with new certificates reflecting the reverse split.

2. Change in the Name of the Company.

The shareholders will vote to give the Board of Directors authority to change the name of the Company to U.S Technical Group, Inc., or such other name as may be available.

3. Any Other Matters.

Though management does not currently anticipate any at this time, other matters may be presented for shareholder approval.

Vote Required for Approval

Approval of the proposed above action requires a majority vote of the shareholders of shares as of the Record Date. Because shareholders holding a majority of the shares are in favor of the proposed actions, proxies are not being solicited in this matter.

By Order of the Directors

/s/ Randall Peterson

Effective  April 2, 2002

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.